UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

Endo Designated Activity Company, Endo Finance LLC and Endo Finco Inc. (collectively, the “Issuers”), wholly owned subsidiaries of Endo International plc (the “Company”), entered into an indenture, dated as of April 27, 2017 (the “Indenture”), among the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the terms of the Issuers’ $300,000,000 aggregate principal amount of 5.875% Senior Secured Notes due 2024 (the “Notes”). The Notes were issued on April 27, 2017.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior secured obligations of the Issuers and are (i) guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries that also guarantee the New Credit Agreement (as defined below) and (ii) secured by first priority liens on the same collateral that secures Endo’s obligations under the New Credit Agreement in accordance with the terms of the Indenture and the collateral trust agreement among the Company, the Borrowers (as defined below), the Issuers, certain other grantors party thereto, the Administrative Agent (as defined below), the Trustee and Wilmington Trust, National Association, as collateral trustee (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute proceeds of all of its liens upon the collateral for the benefit of the current and future holders of the Notes, the obligations under the New Credit Facilities (as defined below) and other parity lien obligations, if any. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 5.875% per year, accruing from April 27, 2017. Interest on the Notes is payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes will mature on October 15, 2024, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuers may redeem some or all of the Notes at any time prior to April 15, 2020 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a make-whole premium set forth in the Indenture. On or after April 15, 2020, the Issuers may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time prior to April 15, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a specified redemption price set forth in the Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of specified equity offerings. If the Company experiences certain change of control events, the Issuers must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, enter into sale and leaseback transactions, agree to payment restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Company intends to use the net proceeds from the offering, together with the proceeds of its New Term Loan Facility (as defined below) and cash on hand, to repay all its outstanding loans and all other obligations under its existing credit facilities and to pay related fees and expenses.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Credit Agreement

On April 27, 2017, concurrently with the issuance of the Notes, the Company entered into a new credit agreement (the “New Credit Agreement”), as parent, together with its subsidiaries Endo Luxembourg Finance Company I S.a.r.l. and Endo LLC, as borrowers (together, the “Borrowers”), the lenders party thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), issuing bank and swingline lender. The New Credit Agreement provides for (i) a five-year revolving credit facility in a principal amount of $1,000 million (the “New Revolving Credit Facility”) and (ii) a seven-year term loan facility in a principal amount of $3,415 million (the “New Term Loan Facility” and together with the New Revolving Credit Facility, the “New Credit Facilities”). Any outstanding amounts borrowed pursuant to the New Credit Facilities will immediately mature if certain of our existing senior notes are not refinanced or repaid in full prior to the date that is 91 days prior to the stated maturity date thereof.

The obligations under the New Credit Agreement are guaranteed by the Company and its material subsidiaries, and certain other subsidiaries of the Company from time to time (the Company, together with such subsidiaries, the “Guarantors”) and secured by a lien on substantially all the assets (with certain exceptions) of the Borrowers and the Guarantors in accordance with the terms of the New Credit Agreement, the Collateral Trust Agreement and the other related security documents. The New Credit Agreement contains affirmative and negative covenants that the Company believes to be usual and customary for a senior secured credit facility of this type. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates. Borrowings under the New Revolving Credit Facility bear interest at a rate equal to an applicable margin plus London Interbank Offered Rate (“LIBOR”). In addition, borrowings under our New Term Loan Facility bear interest at a rate equal to an applicable margin plus LIBOR, subject to a LIBOR floor of 0.75%.

The Company intends to use the net proceeds from the New Term Loan Facility, together with the proceeds of the offering and cash on hand, to repay all its outstanding loans and all other obligations under its existing credit facilities and to pay related fees and expenses. The Company also intends to use the proceeds of the New Revolving Credit Facility from time to time for general corporate purposes.

The foregoing summary of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the New Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of April 27, 2017, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 5.875% Senior Secured Notes due 2024.

4.2	Form of 5.875% Senior Secured Notes due 2024 (included in Exhibit 4.1).

10.1	Credit Agreement, dated as of April 27, 2017, among Endo International, plc, as parent, Endo Luxembourg Finance Company I S.à.r.l. and Endo LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2017

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President,
Chief Legal Officer

Index of Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of April 27, 2017, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 5.875% Senior Secured Notes due 2024.

4.2	Form of 5.875% Senior Secured Notes due 2024 (included in Exhibit 4.1).

10.1	Credit Agreement, dated as of April 27, 2017, among Endo International, plc, as parent, Endo Luxembourg Finance Company I S.à.r.l. and Endo LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender.